As filed with the Securities and Exchange Commission on February 20, 2024

Registration No. 333-255156

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BlackRock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	32-0174431
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

BlackRock Funding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	99-1116001
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

50 Hudson Yards

New York, New York 10001

(212) 810-5300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher J. Meade, Esq.

Chief Legal Officer and General Counsel

BlackRock, Inc.

50 Hudson Yards

New York, New York 10001

(212) 810-5300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Laura Kaufmann Belkhayat, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

(212) 735-3000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

BlackRock, Inc.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-255156) (the “Registration Statement”) of BlackRock, Inc. is being filed for the following purposes:

•	to add BlackRock Funding, Inc., a recently formed direct wholly owned subsidiary of BlackRock, Inc., as a co-registrant on the Registration Statement;

•	to add the offering of debt securities of BlackRock Funding, Inc., and guarantees of such debt securities by BlackRock, Inc.; and

•	to amend and update the prospectus which forms a part of the Registration Statement.

The Registration Statement was originally filed on April 9, 2021. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

Prospectus

BlackRock, Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

Subscription Rights

Guarantees

BlackRock Funding, Inc.

Debt Securities

BlackRock, Inc. (“BlackRock”) may offer from time to time to sell (i) unsecured senior or subordinated debt securities, (ii) preferred stock, (iii) common stock, (iv) warrants to purchase debt securities, preferred stock or common stock, (v) subscription rights to purchase debt securities, preferred stock or common stock or (vi) guarantees of debt securities. BlackRock Funding, Inc., a direct wholly owned subsidiary of BlackRock (“BlackRock Funding”), may offer from time to time to sell unsecured senior debt securities, which will be fully and unconditionally guaranteed by BlackRock.

We will provide the terms of these securities in supplements to this prospectus.

In addition, selling stockholders to be named in a prospectus supplement may offer shares of BlackRock’s common stock from time to time.

To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the terms of the securities being offered.

You should read this prospectus and any prospectus supplement before you invest.

The common stock of BlackRock is listed on the New York Stock Exchange under the symbol “BLK”. If we decide to seek a listing of any securities offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Our principal office is located at 50 Hudson Yards, New York, New York 10001. Our telephone number is (212) 810-5300.

Investing in our securities involves risk. See “Risk Factors” beginning on page 4 and the documents incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 20, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, BlackRock, BlackRock Funding and/or the selling stockholders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities BlackRock, BlackRock Funding and/or the selling stockholders may offer. We will provide the terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” on page 5.

As used in this prospectus, “BlackRock,” “the Company,” “we,” “our,” “ours,” and “us” refer to BlackRock, Inc. and its consolidated subsidiaries, including BlackRock Funding, Inc., and “our board of directors” refers to the board of directors of BlackRock, Inc., except where the context otherwise requires or as otherwise clearly indicated. References in this prospectus to “BlackRock Funding” refer to BlackRock Funding, Inc.

BLACKROCK, INC.

BlackRock, Inc. (NYSE: BLK) is a leading publicly traded investment management firm with $10.0 trillion of assets under management (“AUM”) at December 31, 2023. With approximately 19,800 employees in more than 30 countries who serve clients in over 100 countries across the globe, BlackRock provides a broad range of investment management and technology services to institutional and retail clients worldwide.

BlackRock‘s diverse platform of alpha-seeking active, index and cash management investment strategies across asset classes enables the Company to offer choice and tailor investment outcomes and asset allocation solutions for clients. Product offerings include single- and multi-asset portfolios investing in equities, fixed income, alternatives and money market instruments. Products are offered directly and through intermediaries in a variety of vehicles, including open-end and closed-end mutual funds, iShares® and BlackRock exchange-traded funds (“ETFs”), separate accounts, collective trust funds and other pooled investment vehicles. BlackRock also offers technology services, including the investment and risk management technology platform, Aladdin®, Aladdin Wealth, eFront, and Cachematrix, as well as advisory services and solutions to a broad base of institutional and wealth management clients. The Company is highly regulated and manages its clients’ assets as a fiduciary. The Company does not engage in proprietary trading activities that could conflict with the interests of its clients.

BlackRock serves a diverse mix of institutional and retail clients across the globe. Clients include tax-exempt institutions, such as defined benefit and defined contribution pension plans, charities, foundations and endowments; official institutions, such as central banks, sovereign wealth funds, supranationals and other government entities; taxable institutions, including insurance companies, financial institutions, corporations and third-party fund sponsors, and retail intermediaries.

BlackRock maintains a significant global sales and marketing presence that is focused on establishing and maintaining retail and institutional investment management and technology service relationships by marketing its services to investors directly and through third-party distribution relationships, including financial professionals and pension consultants.

BlackRock is a Delaware corporation and was incorporated under the laws of the State of Delaware on February 13, 2006. BlackRock’s principal executive office is located at 50 Hudson Yards, New York, New York 10001. The registered office of BlackRock is located at 251 Little Falls Drive, City of Wilmington, County of New Castle, State of Delaware 19808. BlackRock’s telephone number is (212) 810-5300.

BLACKROCK FUNDING, INC.

BlackRock Funding is a recently formed, direct wholly owned subsidiary of BlackRock. On January 12, 2024, BlackRock announced that it had entered into a definitive agreement (the “Transaction Agreement”) to acquire 100% of the business and assets of Global Infrastructure Management, LLC (referred to herein as Global Infrastructure Partners (“GIP” or the “GIP Transaction”)), a leading independent infrastructure fund manager, for a total consideration of $3 billion in cash and approximately 12 million shares of common stock. Approximately 30% of the total consideration, all in stock, will be deferred and is expected to be issued in approximately five years, subject to the satisfaction of certain post-closing events. The closing of the GIP Transaction is subject to customary conditions, including, among others, the receipt of specified regulatory approvals. The shares of common stock will be issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The GIP Transaction is expected to close in the third quarter of 2024.

Pursuant to the Transaction Agreement, BlackRock will acquire the business and assets of GIP by first effecting a merger in accordance with Section 251(g) of the Delaware General Corporation Law. BlackRock will merge with a recently formed direct wholly owned subsidiary (“Merger Sub”) of BlackRock Funding, with BlackRock surviving the merger as a direct wholly owned subsidiary of BlackRock Funding (the “BlackRock Merger”). Each share of common stock, $0.01 par value per share, of BlackRock issued and outstanding immediately prior to the closing of the BlackRock Merger (other than shares of common stock held in treasury by BlackRock not held on behalf of a third party, which shares will be cancelled) will be converted into one share of common stock, $0.01 par value per share, of BlackRock Funding. Following the BlackRock Merger, BlackRock Funding will become the publicly listed company with the name “BlackRock, Inc.” and will acquire all of the issued and outstanding limited liability company interests of GIP. Following the completion of the GIP Transaction, BlackRock will be renamed “BlackRock Finance, Inc.” and will be a wholly owned subsidiary of BlackRock Funding (which will have been renamed “BlackRock, Inc.”).

BlackRock intends to fund the cash consideration through $3 billion of debt, including the proceeds of any offering of debt securities issued by BlackRock Funding and guaranteed by BlackRock, pursuant to this prospectus and any accompanying prospectus supplement.

Following the completion of the GIP Transaction, BlackRock Funding is expected to provide senior unsecured guarantees to the outstanding senior notes previously issued by BlackRock, while BlackRock’s existing credit facility and commercial paper program are expected to be amended to, among other things, transfer certain obligations of BlackRock to BlackRock Funding with guarantees by BlackRock. Going forward, new corporate indebtedness is expected to be issued by BlackRock Funding and to be guaranteed by BlackRock, such that all existing and new indebtedness of BlackRock and BlackRock Funding will be pari passu in right of payment.

BlackRock Funding and Merger Sub are newly formed subsidiaries of BlackRock formed in connection with the GIP Transaction and currently have no operating assets or operations. No historical information relating to BlackRock Funding is presented or incorporated by reference into this prospectus. The historical consolidated financial information of BlackRock (i) as of December 31, 2022 and 2021, and for the fiscal years ended December 31, 2022, 2021 and 2020, is incorporated in this prospectus by reference to BlackRock’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. See “Where You Can Find More Information.”

BlackRock Funding is a Delaware corporation and was incorporated under the laws of the State of Delaware on January 8, 2024. BlackRock Funding’s principal executive office is located at 50 Hudson Yards, New York, New York 10001. The registered office of BlackRock Funding is located at 251 Little Falls Drive, City of Wilmington, County of New Castle, State of Delaware 19808. BlackRock Funding’s telephone number is (212) 810-5300.

CAPITAL STRUCTURE – CURRENT AND POST GIP TRANSACTION

The following is an abbreviated illustration of our capital structure, both currently and following the completion of the GIP Transaction:

RISK FACTORS

You should consider the specific risks described in BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2022, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in BlackRock’s other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including BlackRock’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” in this prospectus. You should also carefully review the cautionary statement in this prospectus referred to under “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its SEC reports. These risk factors and those identified elsewhere in this prospectus, including in any accompanying prospectus supplement, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of AUM; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) BlackRock’s ability to develop new products and services that address client preferences; (5) the impact of increased competition; (6) the impact of future acquisitions or divestitures, including the acquisition of GIP; (7) BlackRock’s ability to integrate acquired businesses successfully, including GIP; (8) risks related to the GIP Transaction, including the possibility that the GIP Transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions, the possibility that expected synergies and value creation from the GIP Transaction will not be realized, or will not be realized within the expected time period, and impacts to business and operational relationships related to disruptions from the GIP Transaction; (9) the unfavorable resolution of legal proceedings; (10) the extent and timing of any share repurchases; (11) the impact, extent and timing of technological changes and the adequacy of intellectual property, data, information and cybersecurity protection; (12) the failure to effectively manage the development and use of AI; (13) attempts to circumvent BlackRock’s operational control environment or the potential for human error in connection with BlackRock’s operational systems; (14) the impact of legislative and regulatory actions and reforms, regulatory, supervisory or enforcement actions of government agencies and governmental scrutiny relating to BlackRock; (15) changes in law and policy and uncertainty pending any such changes; (16) any failure to effectively manage conflicts of interest; (17) damage to BlackRock’s reputation; (18) increasing focus from stakeholders regarding ESG matters; (19) geopolitical unrest, terrorist activities, civil or international hostilities, and other events outside BlackRock’s control, including wars, natural disasters and health crises, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (20) climate-related risks to BlackRock’s business, products, operations and clients; (21) the ability to attract, train and retain highly qualified and diverse professionals; (22) fluctuations in the carrying value of BlackRock’s economic investments; (23) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products, which could affect the value proposition to clients and, generally, the tax position of the Company; (24) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (25) the failure by key third-party providers of BlackRock to fulfill their obligations to the Company; (26) operational, technological and regulatory risks associated with BlackRock’s major technology partnerships; (27) any disruption to the operations of third parties whose functions are integral to BlackRock’s ETF platform; (28) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (29) the impact of problems, instability or failure of other financial institutions or the failure or negative performance of products offered by other financial institutions.

You should carefully read the risk factors described in “Risk Factors” in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

BlackRock is subject to the reporting requirements of the Exchange Act, under which BlackRock files annual, quarterly and special reports, proxy statements and other information with the SEC. BlackRock makes available through their website at http://www.blackrock.com, BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. The information provided on BlackRock’s website is not part of this prospectus supplement and, therefore, is not incorporated herein by reference. BlackRock’s SEC filings are also available to the public on the SEC’s website at www.sec.gov.

We incorporate by reference into this prospectus the documents listed below and any future filings BlackRock makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•	BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023;

•

BlackRock’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May  5, 2023, August  4, 2023 and November 6, 2023, respectively;

•

BlackRock’s Current Reports on Form 8-K filed with the SEC on February 24, 2023, April  3, 2023, May  18, 2023, May  25, 2023, May  26, 2023, July  17, 2023, September  15, 2023, November  7, 2023 and January 12, 2024 (with respect to items 3.02 and 8.01 only);

•

portions of BlackRock’s definitive Proxy Statement on Schedule 14A filed with the SEC on April 14, 2023 (excluding any portions that were not incorporated by reference into Part III of BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2022); and

•

The description of BlackRock’s common stock contained in BlackRock’s registration statement on BlackRock’s predecessor, BlackRock Holdco 2, Inc.’s (formerly BlackRock, Inc.) Form 8-A, filed on September 15, 1999, as updated by the description of BlackRock’s common stock contained in Exhibit 4.12 to the Form 10-Q for the quarter ended March 31, 2022 and including any amendments or reports filed for the purpose of updating such description.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by writing to:

BlackRock, Inc.

50 Hudson Yards

New York, New York 10001

Tel.: (212) 810-5300

Attention: Corporate Secretary

No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe such purpose in the related prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling stockholder.

DESCRIPTION OF DEBT SECURITIES OF BLACKROCK, INC.

In this “Description of Debt Securities of BlackRock, Inc.” section, references to “BlackRock” refer to BlackRock, Inc. and its successors, as the issuer of debt securities that may be offered hereunder. References to the “BlackRock Funding” refer to BlackRock Funding, Inc. and its successors.

This prospectus describes certain general terms and provisions of the debt securities of BlackRock. BlackRock’s debt securities will constitute either unsecured senior debt or unsecured subordinated debt. BlackRock will issue debt securities that will be senior debt under an indenture between BlackRock and The Bank of New York Mellon, as trustee (the “senior indenture”), dated September 17, 2007. BlackRock will issue debt securities that will be subordinated debt under an indenture between BlackRock and The Bank of New York Mellon, as trustee (“subordinated indenture”). This “Description of Debt Securities of BlackRock, Inc.” refers to the senior indenture and the subordinated indenture individually as the “indenture” and collectively as the “indentures.” The term “trustee” refers to the trustee under each indenture, as appropriate.

The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated indenture. The following summary of the material provisions of the indentures and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indentures, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part. BlackRock urges you to read the indenture that is applicable to you because it, and not the summary below, defines your rights as a holder of debt securities. You can obtain copies of the indentures by following the directions described under the heading “Where You Can Find More Information” on page 5.

Following the completion of the GIP Transaction, BlackRock Funding is expected to provide senior unsecured guarantees of BlackRock’s outstanding senior notes, while BlackRock’s existing credit facility and commercial paper program are expected to be amended to, among other things, transfer certain obligations of BlackRock to BlackRock Funding with guarantees by BlackRock. Going forward, new corporate indebtedness is expected to be issued by BlackRock Funding and to be guaranteed by BlackRock, such that all existing and new indebtedness of BlackRock and BlackRock Funding will be pari passu in right of payment. Any such guarantees shall be subject to terms and conditions as are set forth in such guarantees and related indentures.

General

The senior debt securities will rank equally in right of payment with all of BlackRock’s other unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to BlackRock’s “Senior Indebtedness.” For additional information, see “—Subordination” below. As of December 31, 2023, approximately $7.918 billion aggregate principal amount of debt securities was outstanding under the senior indenture and no other senior indebtedness was outstanding. As of December 31, 2023, none of BlackRock’s existing debt would have been subordinated to the senior debt securities and none of such debt would have ranked equally in right of payment with any subordinated debt securities offered pursuant to this registration statement. The indentures do not limit the amount of debt, either secured or unsecured, which may be issued by BlackRock or BlackRock’s subsidiaries (including BlackRock Funding) under the indentures or otherwise. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates. Since BlackRock is a holding company, the right of BlackRock, and hence the rights of the creditors and securityholders of BlackRock, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is accordingly subject to prior claims of creditors of the subsidiary, except to the extent that claims of BlackRock itself as a creditor of the subsidiary may be recognized. The indentures do not prohibit BlackRock or BlackRock’s subsidiaries (including BlackRock Funding) from incurring debt or agreeing to limitations on their ability to pay dividends or make other distributions to BlackRock.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which BlackRock will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive periods during which interest payment periods may be extended;

•

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which BlackRock will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•

if BlackRock possesses the option to do so, the periods within which and the prices at which BlackRock may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•

BlackRock’s obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which BlackRock will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•

the portion, or methods of determining the portion, of the principal amount of the debt securities which BlackRock must pay upon the acceleration of the maturity of the debt securities in connection with a BlackRock Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which BlackRock will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•

any deletions from, modifications of or additions to the BlackRock Events of Default or BlackRock’s covenants with respect to the applicable series of debt securities, and whether or not such BlackRock Events of Default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on BlackRock’s ability to incur debt, redeem stock, sell BlackRock’s assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for BlackRock’s common stock, preferred stock or property;

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of a BlackRock Event of Default;

•	the depositary for global or certificated debt securities;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

•

to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•

if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined); and

•

if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing Senior Indebtedness.

Under the subordinated indenture, “Senior Indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

•

the principal of (and premium, if any) and interest due on BlackRock’s indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by BlackRock;

•	all of BlackRock’s capital lease obligations;

•	any of BlackRock’s obligations as lessee under leases required to be capitalized on the statement of financial condition of the lessee under generally accepted accounting principles;

•	all of BlackRock’s obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•

all of BlackRock’s obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements; and

•	all obligations of the types referred to above of other persons for the payment of which BlackRock is responsible or liable as obligor, guarantor or otherwise.

However, Senior Indebtedness does not include:

•

all obligations of the types referred to under “Subordination” above of other persons secured by any lien on any property or asset of BlackRock’s (whether or not such obligation is assumed by BlackRock).

•

any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of BlackRock’s indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of BlackRock’s indebtedness in respect of the subordinated debt securities;

•	any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

•	any of BlackRock’s indebtedness to any subsidiary; and

•	any liability for federal, state, local or other taxes owed or owing by BlackRock.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if BlackRock defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, BlackRock will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, BlackRock will pay in full all Senior Indebtedness before BlackRock makes any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of BlackRock, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by BlackRock for the benefit of creditors; or

•	any other marshaling of BlackRock’s assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

The subordinated indenture does not limit the issuance of additional Senior Indebtedness.

Consolidation, Merger, Sale of Assets and Other Transactions

BlackRock may not merge with or into or consolidate with another person or sell, assign, transfer, lease or convey all or substantially all of BlackRock’s properties and assets to any other person (other than a direct or indirect wholly owned subsidiary of BlackRock) and BlackRock may not permit any person (other than a direct or indirect wholly owned Subsidiary of BlackRock) to merge with or into or consolidate with BlackRock or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to BlackRock, unless:

•

BlackRock is the surviving corporation or the corporation, partnership or trust formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than BlackRock, is organized under the laws of the United States, any state of the United States or the District of Columbia and has expressly assumed by supplemental indenture all of BlackRock’s obligations under the indentures;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of BlackRock or any subsidiary as a result of such transaction as having been incurred by BlackRock or such subsidiary at the time of such transaction, no BlackRock Event of Default, and no event which, after notice or lapse of time or both, would become a BlackRock Event of Default, shall have happened and be continuing;

•

if properties or assets of BlackRock would become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the indentures, BlackRock takes such steps as shall be necessary effectively to secure the debt securities equally and ratably with (or prior to) all indebtedness secured thereby; and

•

BlackRock delivers to the trustee an officers’ certificate stating that such consolidation, merger, conveyance, transfer or lease comply with the indentures and that all conditions precedent herein provided for relating to such transaction have been complied with and, if a supplemental indenture is required in connection with such transaction, an officers’ certificate and an opinion of counsel stating that such supplemental indenture complies with the indentures.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “BlackRock Events of Default” under the indentures with respect to each series of debt securities:

•	BlackRock’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

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BlackRock’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	BlackRock’s failure to observe or perform any other of BlackRock’s covenants or agreements with respect to such debt securities for 60 days after BlackRock receives notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of BlackRock; and

•	any other BlackRock Event of Default provided with respect to securities of that series.

If a BlackRock Event of Default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of a BlackRock Event of Default involving certain events of bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all BlackRock Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any BlackRock Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture or result in the incurrence of liability by the trustee and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of a BlackRock Event of Default and of the continuance thereof with respect to the debt securities of such series specifying a BlackRock Event of Default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iii) the trustee shall not have instituted such action within 60 days of such request and (iv) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

BlackRock is required to furnish annually to the trustee statements as to BlackRock’s compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

BlackRock may discharge or defease BlackRock’s obligations under the indentures as set forth below, unless otherwise indicated in the applicable prospectus supplement.

BlackRock may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture that have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be and BlackRock has paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, BlackRock may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“defeasance”) or (ii) to be released from BlackRock’s obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, BlackRock must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, BlackRock shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed BlackRock that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

BlackRock may exercise BlackRock’s defeasance option with respect to such debt securities notwithstanding BlackRock’s prior exercise of BlackRock’s covenant defeasance option.

Modification and Waiver

Under the indentures, BlackRock and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. BlackRock and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•

change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults; or

•	modify any of the above provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive BlackRock’s compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as BlackRock may designate for such purpose from time to time. Notwithstanding the foregoing, at BlackRock’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by BlackRock will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by BlackRock for the debt securities of a particular series will be named in the applicable prospectus supplement. BlackRock may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that BlackRock will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by BlackRock to a paying agent or held by BlackRock in trust for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to BlackRock upon request, and the holder of such debt security thereafter may look only to BlackRock for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•

DTC notifies BlackRock that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	BlackRock determines, in BlackRock’s sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by BlackRock under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Trustee

The trustee under the indentures is The Bank of New York Mellon.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for BlackRock’s common stock, preferred stock or other debt securities issued by BlackRock. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at BlackRock’s option. These provisions may allow or require the number of shares of BlackRock’s common stock, shares of preferred stock or debt securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF DEBT SECURITIES OF BLACKROCK FUNDING, INC. AND BLACKROCK GUARANTEE

In this “Description of Debt Securities of BlackRock Funding, Inc. and BlackRock Guarantee” section, references to “BlackRock Funding” refer to BlackRock Funding, Inc. and its successors, as the issuer of debt securities that may be offered hereunder. References to “BlackRock” refer to BlackRock, Inc. and its successors.

This prospectus describes certain general terms and provisions of the debt securities of BlackRock Funding. BlackRock Funding’s debt securities will constitute unsecured senior debt. BlackRock Funding will issue debt securities that will be senior debt under an indenture between BlackRock Funding, BlackRock and The Bank of New York Mellon, as trustee (the “senior funding indenture”). This “Description of Debt Securities of BlackRock Funding, Inc. and BlackRock Guarantee” refers to the senior funding indenture as the “indenture.” The term “trustee” refers to the trustee under the indenture. Any debt securities of BlackRock Funding that may be offered hereunder will be fully and unconditionally guaranteed by BlackRock. See “—Guarantee of Debt Securities.”

The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The following summary of the material provisions of the indenture and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. BlackRock Funding urges you to read the indenture because it, and not the summary below, defines your rights as a holder of debt securities. You can obtain a copy of the indenture by following the directions described under the heading “Where You Can Find More Information” on page 5.

Following the completion of the GIP Transaction, BlackRock Funding is expected to provide senior unsecured guarantees of BlackRock’s outstanding senior notes, while BlackRock’s existing credit facility and commercial paper program are expected to be amended to, among other things, transfer certain obligations of BlackRock to BlackRock Funding with guarantees by BlackRock. Going forward, new corporate indebtedness is expected to be issued by BlackRock Funding and to be guaranteed by BlackRock, such that all existing and new indebtedness of BlackRock and BlackRock Funding will be pari passu in right of payment. Any such guarantees shall be subject to terms and conditions as are set forth in such guarantees and related indentures.

General

The senior debt securities will rank equally in right of payment with all of BlackRock Funding’s other unsubordinated debt. The indenture will not limit the amount of debt, either secured or unsecured, which may be issued by BlackRock Funding or BlackRock Funding’s subsidiaries (which, following completion of the GIP Transaction, will include BlackRock) under the indenture or otherwise. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates. The indenture will not prohibit BlackRock Funding or BlackRock Funding’s subsidiaries (which, following completion of the GIP Transaction, will include BlackRock) from incurring debt or agreeing to limitations on their ability to pay dividends or make other distributions to BlackRock Funding.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which BlackRock Funding will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive periods during which interest payment periods may be extended;

•

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which BlackRock Funding will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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if BlackRock Funding possesses the option to do so, the periods within which and the prices at which BlackRock Funding may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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BlackRock Funding’s obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which BlackRock Funding will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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the portion, or methods of determining the portion, of the principal amount of the debt securities which BlackRock Funding must pay upon the acceleration of the maturity of the debt securities in connection with a BlackRock Funding Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which BlackRock Funding will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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any deletions from, modifications of or additions to the BlackRock Funding Events of Default or BlackRock Funding’s covenants with respect to the applicable series of debt securities, and whether or not such BlackRock Funding Events of Default or covenants are consistent with those contained in the applicable indenture;

•

the guarantors (including BlackRock), if any, of the debt securities, and the extent of the guarantees (including provisions relating to seniority, subordination, and the release of any guarantor, including BlackRock), if any, and any additions or changes to permit or facilitate guarantees of such debt securities;

•	any limitation on BlackRock Funding’s ability to incur debt, redeem stock, sell BlackRock Funding’s assets or other restrictions;

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the application, if any, of the terms of the indenture relating to discharge, defeasance and covenant defeasance (which terms are described below) to the debt securities or any modification of such terms;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for any securities or property of any person (including BlackRock Funding or BlackRock);

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of a BlackRock Funding Event of Default;

•	the depositary for global or certificated debt securities;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	any other terms of the debt securities not inconsistent with the provisions of the indenture, as amended or supplemented;

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to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•

if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined); and

•

if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Guarantee of Debt Securities

BlackRock will fully and unconditionally guarantee the payment of all of BlackRock Funding’s obligations under each series of debt securities offered hereunder and all other amounts owed under the indenture related to the applicable series of debt securities pursuant to the guarantee (the “Guarantee”) included in the indenture. If BlackRock Funding defaults in the payment of the principal of, or premium, if any, or interest on, such debt securities when and as the same shall become due, whether upon maturity, acceleration, or otherwise, or any other amounts owed under the indenture, without the necessity of action by the trustee or any holder of such debt securities, BlackRock shall be required promptly and fully to make such payment. Upon a BlackRock Assumption (as defined herein), BlackRock shall cease to Guarantee any of the debt securities. The Guarantee of any debt securities by BlackRock may also be released in certain circumstances described in the indenture or otherwise in accordance with the terms of the applicable series of debt securities.

Consolidation, Merger, Sale of Assets and Other Transactions

Neither BlackRock Funding nor BlackRock may merge with or into or consolidate with another person or sell, assign, transfer, lease or convey all or substantially all of their respective properties and assets to any other person (other than a direct or indirect wholly owned subsidiary of BlackRock Funding or BlackRock), and neither BlackRock Funding nor BlackRock may permit any person (other than a direct or indirect wholly owned subsidiary of BlackRock Funding or BlackRock) to merge with or into or consolidate with BlackRock Funding or BlackRock or sell, assign, transfer, lease or convey its properties substantially as an entirety to BlackRock Funding or BlackRock, as the case may be, unless:

•

BlackRock Funding or BlackRock, as the case may be, is the surviving corporation or the corporation, partnership or trust formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than BlackRock Funding or BlackRock, as the case may be, is organized under the laws of the United States, any state of the United States or the District of Columbia and has expressly assumed by supplemental indenture all of BlackRock Funding’s or BlackRock’s, as the case may be, obligations under the indenture;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of BlackRock Funding, BlackRock or any subsidiary of BlackRock Funding or BlackRock, as the case may be, as a result of such transaction as having been incurred by BlackRock Funding, BlackRock or such subsidiary of BlackRock Funding or BlackRock, as the case may be, at the time of such transaction, no BlackRock Funding Event of Default, and no event which, after notice or lapse of time or both, would become a BlackRock Funding Event of Default, shall have happened and be continuing; and

•

BlackRock Funding or BlackRock, as the case may be, delivers to the trustee an officer’s certificate stating that such consolidation, merger, conveyance, transfer or lease comply with the indenture and that all conditions precedent herein provided for relating to such transaction have been complied with and, if a supplemental indenture is required in connection with such transaction, an officer’s certificate and an opinion of counsel stating that such supplemental indenture complies with the indenture.

Under the indenture, BlackRock will have the right, at its option at any time, including in the event the GIP Transaction is terminated, without the consent of any holders of any series of debt securities, to be substituted for, and assume the obligations of, BlackRock Funding under each series of debt securities that are then outstanding under the indenture if, immediately after giving effect to such substitution, no BlackRock Funding Event of Default, and no event which, after notice or lapse of time or both, would become a BlackRock Funding Event of Default, has occurred and is continuing (other than a default or a BlackRock Funding Event of Default that would be cured by such substitution), provided that BlackRock executes a supplemental indenture in which it agrees to be bound by the terms of each such series of debt securities and the indenture (the “BlackRock Assumption”). In the case of such BlackRock Assumption, (i) BlackRock Funding will be relieved of any further obligations under the assumed series of debt securities and the indenture and (ii) BlackRock will be released from all obligations under any Guarantee of debt securities issued by BlackRock Funding, and will instead become the primary (and sole) obligor under such debt securities and the related indenture provisions. Following such BlackRock Assumption, references herein and in the indenture to ”BlackRock Funding” or “Issuer” shall be deemed to instead refer to BlackRock.

Notwithstanding the foregoing, BlackRock Funding may also merge with and into BlackRock in the event the GIP Transaction is terminated if, immediately after giving effect to such merger, no BlackRock Funding Event of Default, and no event which, after notice or lapse of time or both, would become a BlackRock Funding Event of Default, has occurred and is continuing (other than a default or a BlackRock Funding Event of Default that would be cured by such transaction); provided that BlackRock executes a supplemental indenture in which it agrees to be bound by the terms of each such series of debt securities and the indenture. Following a merger of BlackRock Funding with and into BlackRock as a result of the termination of the GIP Transaction, BlackRock will be released from all obligations under any Guarantee of debt securities issued by BlackRock Funding and will instead become the primary (and sole) obligor under such debt securities and the indenture.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “BlackRock Funding Events of Default” under the indenture with respect to each series of debt securities:

•	BlackRock Funding’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•

BlackRock Funding’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•

BlackRock Funding’s or BlackRock’s failure to observe or perform any other of BlackRock Funding’s or BlackRock’s covenants or agreements with respect to such debt securities for 90 days after BlackRock Funding receives notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of either BlackRock Funding or BlackRock;

•

(a) the Guarantee ceases to be in full force and effect, other than in accordance with the terms of the indenture or the applicable series of debt securities or (b) BlackRock or its successor person denies or disaffirms in writing its obligations under its Guarantee, other than in accordance with the terms thereof or upon release of the Guarantee in accordance with the indenture or the applicable series of debt securities; and

•	any other BlackRock Funding Event of Default provided with respect to securities of that series.

If a BlackRock Funding Event of Default with respect to any debt securities of any series outstanding under the indenture shall occur and be continuing, the trustee or the holders of at least 33% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of a BlackRock Funding Event of Default involving certain events of bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all BlackRock Funding Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under the indenture with respect to debt securities of any series, and any BlackRock Funding Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under the indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under the indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the indenture or result in the incurrence of liability by the trustee and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under the indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of a BlackRock Funding Event of Default and of the continuance thereof with respect to the debt securities of such series specifying a BlackRock Funding Event of Default, as required under the indenture, (ii) the holders of at least 33% in aggregate principal amount of the debt securities of that series then outstanding under the indenture shall have requested the trustee to institute such action and offered to the trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iii) the trustee shall not have instituted such action within 60 days of such request and (iv) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

BlackRock Funding is required to furnish annually to the trustee statements as to BlackRock Funding’s compliance with all conditions and covenants under the indenture.

Discharge, Defeasance and Covenant Defeasance

BlackRock Funding may discharge or defease BlackRock Funding’s and BlackRock’s, as the case may be, obligations under the indenture (and the related Guarantee) as set forth below, unless otherwise indicated in the applicable prospectus supplement.

BlackRock Funding may discharge certain obligations to holders of any series of debt securities issued under the indenture that have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be and BlackRock Funding has paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, BlackRock Funding may elect either (i) to defease and be discharged from any and all obligations of BlackRock Funding and BlackRock with respect to the debt securities of or within any series and any related obligations under the Guarantee (except as otherwise provided in the indenture) (“defeasance”) or (ii) to be released from BlackRock Funding’s and BlackRock’s obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, BlackRock Funding must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

BlackRock Funding may exercise BlackRock Funding’s defeasance option with respect to such debt securities notwithstanding BlackRock Funding’s prior exercise of BlackRock Funding’s covenant defeasance option.

Modification and Waiver

Under the indenture, BlackRock Funding, BlackRock and the trustee may supplement the indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. BlackRock Funding, BlackRock and the trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture; provided that any such supplemental indenture that releases (other than in accordance with the terms of the indenture or any series of debt securities) the Guarantee shall require the consent of the holders of at least 66 2/3% in aggregate principal amount of the debt securities of each series affected by such supplemental indenture. However, the indenture require the consent of each holder of debt securities that would be affected by any modification which would:

•

change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify any of the above provisions.

The indenture permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive BlackRock Funding’s or BlackRock’s, as the case may be, compliance with certain covenants contained in the indenture.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as BlackRock Funding may designate for such purpose from time to time. Notwithstanding the foregoing, at BlackRock Funding’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by BlackRock Funding will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by BlackRock Funding for the debt securities of a particular series will be named in the applicable prospectus supplement. BlackRock Funding may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that BlackRock Funding will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by BlackRock Funding to a paying agent or held by BlackRock Funding in trust for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to BlackRock Funding upon request, and the holder of such debt security thereafter may look only to BlackRock Funding for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•

DTC notifies BlackRock Funding that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	BlackRock Funding determines, in BlackRock Funding’s sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by BlackRock Funding under the indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Trustee

The trustee under the indenture will be The Bank of New York Mellon.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for securities or property of another person. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at BlackRock Funding’s option. These provisions may allow or require the number or amount of securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF BLACKROCK’S CAPITAL STOCK

The following description of certain terms of BlackRock’s capital stock does not purport to be complete and is qualified in its entirety by reference to BlackRock’s amended and restated certificate of incorporation, as amended (“BlackRock’s amended and restated certificate of incorporation”) and BlackRock’s amended and restated bylaws, as amended (“BlackRock’s amended and restated bylaws”). For more information on how you can obtain BlackRock’s amended and restated certificate of incorporation and BlackRock’s amended and restated bylaws, see “Where You Can Find More Information” on page 5. We urge you to read BlackRock’s amended and restated certificate of incorporation, and BlackRock’s amended and restated bylaws in their entirety.

General

BlackRock’s amended and restated certificate of incorporation provides that we are authorized to issue 1 billion shares of capital stock, consisting of 500,000,000 shares of common stock, par value $0.01 per share and 500,000,000 shares of preferred stock, par value $0.01 per share.

As of January 31, 2024, we had 172,075,373 shares of common stock issued and 148,942,491 shares of common stock outstanding, and no shares of preferred stock issued and outstanding.

On January 12, 2024, BlackRock announced that it had entered into a Transaction Agreement to acquire 100% of the business and assets of GIP, a leading independent infrastructure fund manager, for a total consideration of $3 billion in cash and approximately 12 million shares of common stock. Approximately 30% of the total consideration, all in stock, will be deferred and is expected to be issued in approximately five years, subject to the satisfaction of certain post-closing events. The closing of the GIP Transaction is subject to customary conditions, including, among others, the receipt of specified regulatory approvals. The shares of common stock will be issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act. The GIP Transaction is expected to close in the third quarter of 2024.

Pursuant to the Transaction Agreement, BlackRock will acquire the business and assets of GIP by first effecting a merger in accordance with Section 251(g) of the Delaware General Corporation Law. BlackRock will merge with Merger Sub, with BlackRock surviving the merger as a direct wholly owned subsidiary of BlackRock Funding. Each share of common stock, $0.01 par value per share, of BlackRock issued and outstanding immediately prior to the closing of the BlackRock Merger (other than shares of common stock held in treasury by BlackRock not held on behalf of a third party, which shares will be cancelled) will be converted into one share of common stock, $0.01 par value per share, of BlackRock Funding. Following the BlackRock Merger, BlackRock Funding will become the publicly listed company with the name “BlackRock, Inc.” and will acquire all of the issued and outstanding limited liability company interests of GIP. Following the completion of the GIP Transaction, BlackRock will be renamed “BlackRock Finance, Inc.” and will be a wholly owned subsidiary of BlackRock Funding (which will have been renamed “BlackRock, Inc.”).

BlackRock intends to fund the cash consideration through $3 billion of debt, including the proceeds of any offering of debt securities issued by BlackRock Funding and guaranteed by BlackRock, pursuant to this prospectus and any accompanying prospectus supplement.

Following the completion of the GIP Transaction, BlackRock Funding is expected to provide senior unsecured guarantees to the outstanding senior notes previously issued by BlackRock, while BlackRock’s existing credit facility and commercial paper program are expected to be amended to, among other things, transfer certain obligations of BlackRock to BlackRock Funding with guarantees by BlackRock. Going forward, new corporate indebtedness is expected to be issued by BlackRock Funding and to be guaranteed by BlackRock, such that all existing and new indebtedness of BlackRock and BlackRock Funding will be pari passu in right of payment.

Preferred Stock

The following description of certain terms of the preferred stock does not purport to be complete and is qualified in its entirety by reference to BlackRock’s amended and restated certificate of incorporation and the certificate of designations that relates to the particular series of preferred stock, which has been or will be filed with the SEC at or prior to the time of the sale of the related preferred stock. Certain terms of any series of preferred stock offered by any prospectus supplement will be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to such series of preferred stock. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below. If there are differences between the prospectus supplement relating to a particular series and this prospectus, the prospectus supplement will control. For more information on how you can obtain BlackRock’s amended and restated certificate of incorporation and any applicable certificate of designations, see “Where You Can Find More Information” on page 5. We urge you to read BlackRock’s amended and restated certificate of incorporation and any applicable certificate of designations in their entirety.

General. BlackRock’s board of directors is authorized to provide for the issuance of shares of preferred stock in one or more classes or series, to establish from time to time the number of shares to be included in such class or series, and to fix the designations, voting powers (if any), privileges, preferences and relative participating, optional or other special rights of the shares of each such class or series and the qualifications, limitations and restrictions thereon. The authority of the board of directors with respect to each class or series shall include, but not be limited to, determination of the following:

•	the designation of the class or series, which may be by distinguishing number, letter or title;

•

the number of shares of the class or series, which number the board of directors may thereafter (except where otherwise provided) increase or decrease (but not below the number of shares thereof then outstanding) in the manner permitted by law;

•

the rate of any dividends (or method of determining the dividends) payable to the holders of the shares of such class or series, any conditions upon which such dividends are payable, the form of payment thereof (whether cash, BlackRock’s securities, securities of another person or other assets) and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

•

whether dividends, if any, shall be cumulative or non-cumulative and, in the case of shares of any class or series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such class or series cumulates;

•

if the shares of such class or series may be redeemed by BlackRock, the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including BlackRock’s securities or of another corporation or other entity) for which, the period or periods within which and the other terms and conditions upon which the shares of such class or series may be redeemed, in whole or in part, at BlackRock’s option or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any, including BlackRock’s obligation, if any, to purchase or redeem shares of such class or series pursuant to a sinking fund or otherwise;

•	the amount payable out of BlackRock’s assets to the holders of shares of the class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of BlackRock’s affairs;

•

provisions, if any, for the conversion or exchange of the shares of such class or series, at any time or times, at the option of the holder or holder thereof or at BlackRock’s option or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same class of BlackRock’s capital stock or into any other security of BlackRock’s, or into the stock or other securities of any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which each conversion or exchange may be made;

•	restrictions on the issuance of shares of the same class or series or of any other class or series of BlackRock’s capital stock, if any; and

•	the voting rights and powers, if any, of the holders of shares of the class or series.

Unless otherwise specifically set forth in the certificate of designations, and summarized in the applicable prospectus supplement, if any, relating to a series of preferred stock, all shares of preferred stock are of equal rank, preference and priority as to dividends; when the stated dividends are not paid in full, the shares of all series of the preferred stock share ratably in any payment thereof; and upon liquidation, dissolution or winding up, if assets are insufficient to pay in full all preferred stock, then such assets shall be distributed among the holders ratably.

Since BlackRock is a holding company, BlackRock’s right, and hence the right of BlackRock’s creditors and securityholders, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of BlackRock’s subsidiaries, except to the extent that BlackRock’s claims as a creditor of the subsidiary may be recognized.

Redemption. BlackRock will have such rights, if any, to redeem shares of preferred stock, and the holders of preferred stock will have such rights, if any, to cause us to redeem shares of preferred stock, as may be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to a series of preferred stock.

Conversion or Exchange. The holders of preferred stock will have such rights, if any, to convert such shares into or to exchange such shares for, shares of any other class or classes, or of any other series of any class, of BlackRock’s capital stock and/or any other property or cash, as may be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to a series of preferred stock.

Miscellaneous. The transfer agent, dividend disbursing agent and registrar for the preferred stock issued in connection with this prospectus will be as set forth in the certificate of designations and summarized in the prospectus supplement. The holders of preferred stock, including any preferred stock issued in connection with the applicable prospectus, do not have any preemptive rights to purchase or subscribe for any shares of any class or other securities of any type of BlackRock’s. When issued, the preferred stock is fully paid and nonassessable. The certificate of designations setting forth the provisions of each series of preferred stock became effective after the date of the applicable prospectus but on or before issuance of the related series of preferred stock.

Common Stock

The following description of certain rights of BlackRock’s common stock does not purport to be complete and is qualified in its entirety by reference to BlackRock’s amended and restated certificate of incorporation and BlackRock’s amended and restated bylaws.

Voting Rights. The holders of common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders.

Dividends and Liquidation Rights. Subject to the preferential rights of any outstanding series of preferred stock created by BlackRock’s board of directors from time to time, the holders of common stock are entitled to such dividends as may be declared from time to time by BlackRock’s board of directors from funds available therefor, and, upon liquidation, holders of common stock are entitled to share pro rata in any distribution of BlackRock’s assets after payment, or providing for the payment of, BlackRock’s liabilities.

Miscellaneous. The outstanding shares of BlackRock’s common stock, offered pursuant to the registration statement of which this prospectus forms a part, upon issuance and payment therefor will be, fully paid and nonassessable. BlackRock’s common stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable thereto.

Listing. BlackRock’s common stock is listed on the New York Stock Exchange under the ticker symbol “BLK.”

The transfer agent and registrar for BlackRock’s common stock is Computershare Investor Services, 480 Washington Boulevard, Jersey City, New Jersey 07310-1900, telephone (800) 903-8567.

Anti-Takeover Considerations

The Delaware General Corporation Law, BlackRock’s amended and restated certificate of incorporation and BlackRock’s amended and restated bylaws contain provisions which could serve to discourage or to make more difficult a change in control of us without the support of BlackRock’s board of directors or without meeting various other conditions.

Extraordinary Corporate Transactions

Delaware law provides that the holders of a majority of the shares entitled to vote must approve any fundamental corporate transactions such as mergers, sales of all or substantially all of a corporation’s assets, dissolutions, etc.

State Takeover Legislation

Section 203 of the Delaware General Corporation Law, in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless (a) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (c) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The restrictions of Section 203 of the Delaware General Corporation Law do not apply to certain business combinations or to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. We have elected to be governed by Section 203 of the Delaware General Corporation Law.

Rights of Dissenting Stockholders

Delaware law does not afford appraisal rights in a merger transaction to holders of shares that are either listed on a national securities exchange or held of record by more than 2,000 stockholders, provided that such shares are converted into stock of the surviving corporation or another corporation, which corporation in either case must also be listed on a national securities exchange or held of record by more than 2,000 stockholders. In addition, Delaware law denies appraisal rights to stockholders of the surviving corporation in a merger if the surviving corporation’s stockholders were not required to approve the merger.

Stockholder Action

Delaware law provides that, unless otherwise stated in BlackRock’s amended and restated certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders. BlackRock’s amended and restated certificate of incorporation provides that stockholders may take action by written consent if such action has been approved in advance by the majority vote of BlackRock’s board of directors.

Meetings of Stockholders

BlackRock’s amended and restated certificate of incorporation provides that special meetings of the stockholders may be called at any time by the chairman of the board of directors, the president, a majority of the board of directors, any committee of the board of directors that has the power to call such meetings, or the chairman of the board of directors, the president or the corporate secretary upon a written request of one or more record holders of shares of BlackRock’s stock representing ownership of not less than 15 percent of the voting power of all outstanding shares of BlackRock’s stock, which request complies with the procedures for calling a special meeting of stockholders as set forth in BlackRock’s amended and restated bylaws, as they may be further amended from time to time.

Cumulative Voting

Delaware law permits stockholders to cumulate their votes and either cast them for one candidate or distribute them among two or more candidates in the election of directors only if expressly authorized in a corporation’s certificate of incorporation. BlackRock’s amended and restated certificate of incorporation does not authorize cumulative voting.

Removal of Directors

Delaware law provides that, except in the case of a classified board of directors or where cumulative voting applies, a director, or the entire board of directors, of a corporation may be removed, with or without cause, by the affirmative vote of a majority of the shares of the corporation entitled to vote at an election of directors.

BlackRock’s amended and restated certificate of incorporation provides that any or all of the directors may be removed, with or without cause, by the holders of a majority of the votes of capital stock then entitled to vote in the election of directors at a meeting of stockholders called for that purpose.

Vacancies

Delaware law provides that vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, unless the governing documents of a corporation provide otherwise.

BlackRock’s amended and restated bylaws provide that newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders if the vacancy resulted from the action of stockholders.

No Preemptive Rights

Holders of common stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that we may issue in the future.

Board Term

BlackRock’s directors are elected annually for terms of one year.

DESCRIPTION OF WARRANTS OF BLACKROCK

BlackRock may issue warrants to purchase debt securities, preferred stock or common stock. BlackRock will issue warrants under one or more warrant agreements between BlackRock and a warrant agent that BlackRock will name in the prospectus supplement.

The prospectus supplement relating to any warrants BlackRock offers will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, preferred stock or common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF SUBSCRIPTION RIGHTS OF BLACKROCK

BlackRock may issue subscription rights to purchase debt securities, preferred stock or common stock. These subscription rights may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, BlackRock may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of debt securities, preferred stock or common stock upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the shares of debt securities, preferred stock or common stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights BlackRock offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find More Information” on page 5. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from BlackRock, shares of common stock in various private transactions. Such selling stockholders may be parties to registration rights agreements with BlackRock, or BlackRock otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of BlackRock’s securities, as well as their transferees, pledges, donees or successors, all of whom BlackRock refers to as “selling stockholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of shares of BlackRock’s common stock beneficially owned by such selling stockholders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with BlackRock during the three years prior to the date of the prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of BlackRock, Inc. incorporated by reference in this prospectus, and the effectiveness of BlackRock, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (all of which will be borne by the registrants unless otherwise provided in the applicable prospectus supplement) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any). All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$	*
Rating agency fees		*	*
Trustee and transfer agent fees and expenses		*	*
Printing and distributing		*	*
Legal fees and expenses		*	*
Accounting fees and expenses		*	*
Stock exchange listing fees		*	*
Miscellaneous		*	*
Total	$	*	*

*	Deferred in reliance on Rule 456(b) and 457(r).
**	These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

BlackRock, Inc.

BlackRock’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, none of BlackRock’s directors or officers will be liable to BlackRock or its stockholders for monetary damages for the breach of his or her fiduciary duty as a director or officer. Under the Delaware General Corporation Law, this provision does not eliminate or limit the liability of any director or officer if a judgment or other final adjudication establishes that his or her acts or omissions constituted a breach of his or her duty of loyalty to BlackRock or BlackRock’s stockholders or were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she derived an improper personal benefit from any transaction or that such director’s acts violated Section 174 of the Delaware General Corporation Law or an officer in any action by or in the right of BlackRock.

As a result of this provision, BlackRock and BlackRock’s stockholders may be unable to obtain monetary damages from a director or officer for breach of his duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director or officer, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

BlackRock’s amended and restated bylaws provide that BlackRock will indemnify, to the fullest extent permitted by the Delaware General Corporation Law, any person who was or is a party to any threatened, pending, or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) because he or she is or was a director or officer of BlackRock’s, or is or was serving at BlackRock’s request as a director or officer of BlackRock or another corporation, partnership, joint venture, trust or other enterprise. BlackRock’s amended and restated bylaws provide that indemnification will be from and against expenses, liabilities, losses, attorneys’ fees, judgments, fines, ERISA excise taxes and amounts paid in settlement by the director or officer.

In connection with an offering of the securities registered hereunder, the registrant may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act.

See also the undertakings set out in response to Item 17 herein.

BlackRock Funding, Inc.

BlackRock Funding’s certificate of incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law, none of BlackRock Funding’s directors or officers will be liable to BlackRock Funding or its stockholders for monetary damages for the breach of his or her fiduciary duty as a director or officer. Under the Delaware General Corporation Law, this provision does not eliminate or limit the liability of any director or officer if a judgment or other final adjudication establishes that his or her acts or omissions constituted a breach of his or her duty of loyalty to BlackRock Funding or BlackRock Funding’s stockholders or were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she derived an improper personal benefit from any transaction or that such director’s acts violated Section 174 of the Delaware General Corporation Law or an officer in any action by or in the right of BlackRock Funding.

As a result of this provision, BlackRock Funding and BlackRock Funding’s stockholders may be unable to obtain monetary damages from a director or officer for breach of his duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director or officer, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

BlackRock Funding’s bylaws provide that BlackRock Funding will indemnify, to the fullest extent permitted by the Delaware General Corporation Law, any person who was or is a party to any threatened, pending, or completed action, suit or proceeding (whether civil, criminal, administrative or investigative (other than an action by or in the right of the BlackRock Funding) because he or she is or was a director or officer of BlackRock Funding, or is or was serving at BlackRock Funding’s request as a director or officer of BlackRock Funding or another corporation, partnership, joint venture, trust or other enterprise. BlackRock Funding’s bylaws provide that indemnification will be from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the BlackRock Funding, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such director or officer’s conduct was unlawful.

In connection with an offering of the securities registered hereunder, the registrant may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act.

See also the undertakings set out in response to Item 17 herein.

Item 16.	Exhibits and Financial Statement Schedules.

The following is a list of all exhibits filed as a part of this registration statement on Form S-3.

Exhibit Number Description

1.1	Form of Underwriting Agreement.*

3.1(1)	Amended and Restated Certificate of Incorporation of BlackRock, Inc. †

3.1.1(2)	Certificate of Change of Registered Agent and/or Registered Office. †

3.2(3)	Amended and Restated Bylaws of BlackRock, Inc. †

3.3	Certificate of Incorporation, as amended, of BlackRock Funding, Inc.**

3.4	Bylaws of BlackRock Funding, Inc.**

4.1(4)	Specimen of Common Stock Certificate. †

4.2(5)	Indenture, dated September 17, 2007, between BlackRock, Inc. and The Bank of New York Mellon, as trustee (the “BlackRock Indenture”), relating to senior debt securities. †

4.3(6)	Form of 3.500% Notes due 2024. †

4.4(7)	Form of 1.250% Notes due 2025. †

4.5(8)	Form of 3.200% Notes due 2027. †

4.6(9)	Form of 3.250% Notes due 2029. †

4.7(10)	Form of 2.400% Notes due 2030. †

4.8(11)	Form of 1.900% Notes due 2031. †

4.9(12)	Form of 2.10% Notes due 2032. †

4.10(13)	Form of 4.750% Notes due 2033. †

4.11(14)	Officers’ Certificate, dated May 6, 2015, related to the 1.250% Notes due 2025 issued pursuant to the Indenture. †

4.12(15)	Form of Subordinated Indenture between BlackRock, Inc. and The Bank of New York Mellon, as trustee (the “BlackRock Subordinated Indenture”). †

4.13	Form of Senior Debt Security pursuant to the BlackRock Indenture (included in Exhibit 4.2). †

4.14	Form of Subordinated Debt Security pursuant to the BlackRock Subordinated Indenture (included in Exhibit 4.12). †

4.15	Form of Preferred Stock Certificate.*

4.16	Form of Warrant Agreement (including form of warrant certificate).*

4.17	Form of Subscription Rights Agreement (including form of subscription rights certificate).*

4.18	Form of Indenture among BlackRock Funding, Inc., BlackRock, Inc. and The Bank of New York Mellon, as trustee (the “BlackRock Funding Indenture”), relating to senior debt securities.**

4.19	Form of Senior Debt Security pursuant to the BlackRock Funding Indenture (included in Exhibit 4.18).**

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP. †

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP. **

22.1	Subsidiary Issuers of Guaranteed Securities*

23.1	Consent of Deloitte & Touche LLP.**

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1). †

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2). **

24.1	Power of Attorney of BlackRock, Inc. (included in signature pages hereto).**

24.2	Power of Attorney of BlackRock Funding, Inc. (included in signature pages hereto).**

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended of The Bank of New York Mellon, as trustee for the BlackRock Indenture dated as of September 17, 2007. †

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as trustee for the form of BlackRock Subordinated Indenture. †

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended of The Bank of New York Mellon, as trustee for the Form of BlackRock Funding Indenture. **

107	Calculation of Filing Fee Tables**

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.
**	Filed herewith.
†	Previously filed.
(1)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on May 28, 2021.
(2)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on July 23, 2021.
(3)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on September 15, 2023.
(4)	Incorporated by reference to BlackRock’s Registration Statement on Form S-8 (Registration No. 333-137708) filed on September 29, 2006.
(5)	Incorporated by reference to BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2007.
(6)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on March 18, 2014.
(7)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on May 6, 2015.
(8)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on March 28, 2017.
(9)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on April 29, 2019.
(10)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on January 27, 2020.
(11)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on May 6, 2020.
(12)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on December 10, 2021.
(13)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on May 25, 2023.
(14)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on May 6, 2015.
(15)	Incorporated by reference to BlackRock’s Registration Statement on Form S-3 (Registration No. 333-145976) filed on September 11, 2007.

Item 17.	Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that is part of the registration statement.

2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of BlackRock’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)

Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b) (2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, BlackRock, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 20, 2024.

BLACKROCK, INC.
Registrant

By:	/s/ Laurence D. Fink
Name: Laurence D. Fink
Title: Chairman, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Martin S. Small, whose signature appears below constitutes and appoint Laurence D. Fink, Christopher J. Meade, Laura Hildner and R. Andrew Dickson III, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the registration statement on Form S-3 to be filed in connection with the offerings of securities of BlackRock, Inc. and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/S/ LAURENCE D. FINK	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	February 20, 2024
Laurence D. Fink
/S/ MARTIN S. SMALL	Senior Managing Director and Chief Financial Officer (Principal Financial Officer)	February 20, 2024
Martin S. Small
*	Managing Director and Chief Accounting Officer (Principal Accounting Officer)	February 20, 2024
Marc D. Comerchero
*	Director	February 20, 2024
Bader M. Alsaad
*	Director	February 20, 2024
Pamela Daley
*	Director	February 20, 2024
William E. Ford

Signature	Title	Date
*	Director	February 20, 2024
Fabrizio Freda
*	Director	February 20, 2024
Murry S. Gerber
*	Director	February 20, 2024
Margaret L. Johnson
*	Director	February 20, 2024
Robert S. Kapito
*	Director	February 20, 2024
Cheryl D. Mills
	Director	February 20, 2024
Amin H. Nasser
*	Director	February 20, 2024
Gordon M. Nixon
	Director	February 20, 2024
Kristin Peck
*	Director	February 20, 2024
Charles H. Robbins
*	Director	February 20, 2024
Marco Antonio Slim Domit
	Director	February 20, 2024
Hans E. Vestberg
*	Director	February 20, 2024
Susan L. Wagner
*	Director	February 20, 2024
Mark Wilson

*By:	/S/ R. ANDREW DICKSON III
R. Andrew Dickson III
Attorney-in-Fact and Agent

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, BlackRock Funding, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 20, 2024.

BLACKROCK FUNDING, INC.
Registrant

By:	/S/ MARTIN S. SMALL
Name: Martin S. Small
Title: Chief Financial Officer, Senior Managing Director and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence D. Fink, Martin S. Small, Laura Hildner and R. Andrew Dickson III, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the registration statement on Form S-3 to be filed in connection with the offerings of securities of BlackRock Funding, Inc. and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/S/ LAURENCE D. FINK	Chief Executive Officer (Principal Executive Officer)	February 20, 2024
Laurence D. Fink

/S/ CONNOR HARTLEY	Director	February 20, 2024
Connor Hartley
/S/ MARTIN S. SMALL	Chief Financial Officer, Senior Managing Director and Director (Principal Financial Officer and Principal Accounting Officer)	February 20, 2024
Martin S. Small